UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211, Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in America First Multifamily Investors, L.P.	ATAX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On July 21, 2021, America First Multifamily Investors, L.P. (the “Partnership”) entered into a Capital on DemandTM Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC, as agent (“JonesTrading”), pursuant to which the Partnership may offer and sell, from time to time through JonesTrading, beneficial unit certificates representing assigned limited partnership interests (“Units” or “BUCs”) in the Partnership, having an aggregate offering price of up to $30 million.

Under the Sales Agreement, JonesTrading may sell the Units by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The Partnership may instruct JonesTrading not to sell Units if the sales cannot be effected at or above the price designated by the Partnership from time to time.

The Partnership is not obligated to make any sales of the Units under the Sales Agreement. The offering of Units pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all Units subject to the Sales Agreement; or (ii) the termination of the Sales Agreement as permitted therein.

The Partnership will pay JonesTrading a commission rate equal to 2.0% of the aggregate gross sales price of the Units sold. The Partnership has also agreed to reimburse JonesTrading for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $35,000, as provided in the Sales Agreement. The Partnership also has agreed to provide JonesTrading with customary indemnification and contribution rights. Additionally, pursuant to the terms of the Sales Agreement, the Partnership has agreed to reimburse JonesTrading for the documented fees and costs of its legal counsel reasonably incurred in connection with the review and preparation of the deliverables arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $10,000 per calendar year.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Partnership’s counsel regarding the validity of the Units that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Units discussed herein, nor shall there be any offer, solicitation, or sale of Units in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Barnes & Thornburg LLP.
10.1	Capital on DemandTM Sales Agreement, dated July 21, 2021, by and between America First Multifamily Investors, L.P. and JonesTrading Institutional Services LLC.
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Dated: July 21, 2021	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury
Title: Chief Financial Officer